                                                                   EXHIBIT 10.28


                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               HUMPHREY-HILL, L.P.

                          (A TEXAS LIMITED PARTNERSHIP)



THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF OTHER EVIDENCE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF THESE SECURITIES IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP.

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               HUMPHREY-HILL, L.P.

                          (A TEXAS LIMITED PARTNERSHIP)


                                TABLE OF CONTENTS

                                                                                                         Page
ARTICLE 1        GENERAL....................................................................................1
                 1.1.     Formation.........................................................................1
                 1.2.     Name and Certificate..............................................................1
                 1.3.     Office and Agent..................................................................1
                 1.4.     Term..............................................................................1
                 1.5.     Purposes..........................................................................2
                 1.6.     Other Activities of Partners......................................................2
                 1.7.     Limits............................................................................2

ARTICLE 2        DEFINITIONS................................................................................2
                 2.1.     Definitions.......................................................................2
                 2.2.     Other Definitions.................................................................8

ARTICLE 3        CAPITALIZATION.............................................................................8
                 3.1.     Identification....................................................................8
                 3.2.     Additional Capital Contributions..................................................8
                 3.3.     Remedies for Failure to Fund Additional Capital Contributions.....................8
                 3.4.     Capital Accounts..................................................................8
                 3.5.     Withdrawal or Reduction of Partners' Capital Contributions........................9
                 3.6.     Limitation on Liability...........................................................9
                 3.7.     Operations.......................................................................10

ARTICLE 4        ALLOCATIONS, DISTRIBUTIONS, ELECTIONS AND REPORTS.........................................11
                 4.1.     Allocation Among Partners........................................................11
                 4.2.     Allocation of Costs and Expenses.................................................13
                 4.3.     Allocation of Net Cash Flow......................................................13
                 4.4.     Income Tax Allocations...........................................................13
                 4.5.     Code Section 704(c)..............................................................14
                 4.6.     Recapture Income.................................................................14
                 4.7.     Sections 743 and 734 Election....................................................14
                 4.8.     Varying Interests................................................................14
                 4.9.     Nonrecourse Liabilities..........................................................15
                 4.10.    Records and Reports..............................................................15
                 4.11.    Returns and Other Elections......................................................15
                 4.12.    Tax Matters Partner..............................................................15
                 4.13.    Bank Accounts....................................................................16
                 4.14     Certain Payments; Distributions of Cash..........................................16


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

                 4.15     Limitation on Distribution.......................................................17
                 4.16     Transferred Interests............................................................17
                 4.17     Accounting Principles; Designated Accountant.....................................17

ARTICLE 5        ROLE OF LIMITED PARTNERS..................................................................17
                 5.1.     Management of Business...........................................................17
                 5.2.     Bankruptcy; Death................................................................18
                 5.3      Inspection of Records............................................................18

ARTICLE 6        MANAGEMENT................................................................................18
                 6.1.     Day-to-Day Management............................................................18
                 6.2.     Reliance.........................................................................18
                 6.3.     Restrictions on Authority........................................................19
                 6.4.     Duties...........................................................................19
                 6.5.     Compensation and Reimbursement...................................................19
                 6.6.     Indemnification..................................................................19
                 6.7.     Appointment and Replacement......................................................20
                 6.8.     Approval and Meetings............................................................20
                 6.9.     General Partner as Attorney-in-Fact..............................................20
                 6.10.    Execution of Documents...........................................................21

ARTICLE 7        TRANSFER OF INTERESTS.....................................................................21
                 7.1.     Additional Interests.............................................................21
                 7.2.     Restrictions on Transfer.........................................................21
                 7.3.     Confidentiality..................................................................25
                 7.4.     Withdrawal.......................................................................25

ARTICLE 8        DISSOLUTION...............................................................................26
                 8.1.     Causes...........................................................................26
                 8.2.     Reconstitution...................................................................26
                 8.3.     Interim Manager..................................................................26

ARTICLE 9        WINDING UP AND TERMINATION................................................................26
                 9.1.     General..........................................................................26
                 9.2.     Liquidation......................................................................26
                 9.3.     Creation of Reserves.............................................................27
                 9.4.     Final Accounting.................................................................27

ARTICLE 10       MISCELLANEOUS.............................................................................28
                 10.1.    Notices..........................................................................28
                 10.2.    Application of  Law; Venue.......................................................28
                 10.3.    Terms............................................................................28
                 10.4.    References to This Agreement.....................................................28
                 10.5.    Amendment........................................................................29
                 10.6.    Severability.....................................................................29
                 10.7.    No Third-Party Beneficiary.......................................................29
                 10.8.    Sole and Absolute Discretion.....................................................29
                 10.9.    Binding Effect...................................................................29
                 10.10.   Complete Agreement...............................................................29
                 10.11.   Title to Partnership Property....................................................29


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

                 10.12.   Reliance on Authority of Persons Signing Agreement...............................29
                 10.13.   Partition Rights.................................................................30
                 10.14.   Area of Mutual Interest..........................................................30
                 10.15.   Agreement in Counterparts........................................................30

Attachment:      Exhibit A  -  Certain Information Regarding the Partnership and Partners
                 Exhibit B  -  Depiction of Area of Mutual Interest


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               HUMPHREY-HILL, L.P.

                          (A TEXAS LIMITED PARTNERSHIP)


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "AGREEMENT") is made as of the 24th day of March, 2000, by and among Humphrey Oil Corporation, a Texas corporation as a resigning general partner hereby converting to the status of limited partner ("HUMPHREY OIL"), EXCO Resources, Inc. ("EXCO"), a Texas corporation, as successor general partner hereby (the "GENERAL PARTNER"), and those Persons (hereinafter defined) who execute this Agreement as limited partners (with Humphrey Oil collectively, the "LIMITED PARTNERS"), and they together hereby form a limited partnership (the "PARTNERSHIP") pursuant to the Act (hereinafter defined).

     WHEREAS, the Partners (as hereinafter defined) desire to amend and restate their agreement of limited partnership, dated February 17, 2000.

     WHEREAS, the Partners desire to more fully set forth their agreement regarding owning and operating and managing the Property (as hereinafter defined).

     NOW, THEREFORE, to state the entire agreement of the Partners with respect to their rights and obligations as Partners and with respect to the Partnership and its affairs, and in consideration of these premises, it is hereby agreed as follows:


                                    ARTICLE 1

                                     GENERAL

     1.1. Formation. The Partnership is hereby formed under the terms of this Agreement. Except as otherwise provided in this Agreement, the rights and liabilities of the Partners are governed by the Act.

     1.2. Name and Certificate. The name of the Partnership is "Humphrey-Hill, L.P." The General Partner shall promptly cause to be prepared and filed a separate amended and restated certificate of limited partnership to satisfy the requirements of the Act.

     1.3. Office and Agent. The registered office, registered agent and principal place of business of the Partnership are set forth on Exhibit A. The registered office, registered agent or principal place of business may be changed by the General Partner after the General Partner delivers a written notice regarding such change to the Partners.

     1.4. Term. The Partnership was formed as a limited partnership on the date that the certificate of limited partnership was filed with the Secretary of State of the State of Texas, and shall continue until terminated pursuant to this Agreement.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

     1.5. Purposes. The purpose of the Partnership shall be to transact the following business with respect to the AMI: to acquire the Pecos Properties; to engage in the acquisition of oil and natural gas property interests and the exploration, development and exploitation of such interests, including the drilling of wells for the production of oil, natural gas and water and to acquire by purchase, lease, or otherwise machinery, equipment, drilling rigs, and pipe for the drilling of oil, gas and water wells; to engage in the production of oil, natural gas and any and all other petroleum products and to store, treat and market the same; to transport gasoline, oils, liquefied petroleum gases, natural gases, and to acquire by purchase, lease or otherwise trucks, trailers, tanks, pipelines, and other equipment necessary or required for the transportation of the aforesaid commodities. The Partnership shall have any and all powers necessary or desirable to carry out the purposes and business of the Partnership, to the extent that the same may be lawfully exercised by limited liability companies under the Act. Without limiting the foregoing, the Partnership shall have any and all powers necessary to borrow money and to enter into other capital transactions and to provide guaranties and grant security interests in any or all of its assets in connection therewith.

     1.6. Other Activities of Partners. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of any Partner to engage in or derive profit or compensation from any activities or investments, nor give the Partnership or any Partner any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

     1.7. Limits. The relationship between and among the Partners is limited to the carrying on of the business of the Partnership in accordance with this Agreement. That relationship shall be construed and deemed to be a limited partnership for the sole and limited purpose of carrying on that business. This Agreement does not create a general partnership between the parties or authorize any party to act as general agent for any other party.

                                    ARTICLE 2

                                   DEFINITIONS

     2.1. Definitions. In this Agreement, the following terms, unless the context otherwise requires, have the meanings indicated:

          "ACCOUNTANT" means the certified public accountant or firm of certified public accountants, if any, selected by the General Partner to perform accounting functions on behalf of the Partnership.

          "ACT" means the Texas Revised Limited Partnership Act,
TEX.REV.CIV.STAT. art. 6132a-1, et seq., as amended, from time to time (or any corresponding provisions of succeeding law).

          "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Partner as of the end of a Fiscal Year, the Capital Account maintained for that Partner as of that time, modified as follows:

          (a) Increased by the amount, if any, of such Partner's share of the Partnership Minimum Gain of the Partnership as determined under Treasury Regulations Section 1.704-2(g)(1);

          (b) Increased by the amount, if any, of such Partner's share of the Partner Nonrecourse Debt Minimum Gain of the Partnership pursuant to Treasury Regulations Section 1.704-2(i)(5);

          (c) Decreased by the amount, if any, of cash that is reasonably expected to be distributed to such Partner, but only to the extent that the amount thereof exceeds any offsetting increase in such


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

Partner's Capital Account that is reasonably expected to occur during (or prior to) the Fiscal Year during which such distributions are reasonably expected to be made as determined under Treasury Regulations Section
1.704-1(b)(2)(ii)(d)(6); and

          (d) Decreased by the amount, if any, of loss and deduction that is reasonably expected to be allocated to such Partner pursuant to Code Section 704(e)(2) or 706(d), Treasury Regulations Section 1.751-1(b)(2)(ii) or Treasury Regulations Section 1.704-1(b)(2)(iv)(k).

          "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner as of the end of a Fiscal Year, the deficit balance, if any, in that Partner's Adjusted Capital Account as of that time after crediting the Adjusted Capital Account by the amount, if any, that such Partner is treated as being obligated to contribute subsequently to the capital of the Partnership as determined under Treasury Regulations Section 1.704-1(b)(2)(ii)(c).

          "AGREED VALUE" means the fair market value of an Interest as of the Partnership's most recently completed fiscal quarter preceding the date of the Transfer Event Notice. The Agreed Value shall be determined by agreement between the Selling Partner and the Optionee Partner, or, if such agreement has not been reached by the 30th day after the date of the notice or other event that requires the determination of Agreed Value, then the Selling Partner and the Optionee Partner shall each select an independent oil and natural gas appraisal firm within 10 days to determine the fair market value of the Interest. In the event that the independent oil and natural gas appraisal firms selected by the Selling Partner and the Optionee Partner cannot agree on the fair market value of the Interest, then the two independent investment oil and natural gas appraisal firms shall mutually select a third independent oil and natural gas appraisal firm to determine the fair market value of the Interest, and the value determined by such independent oil and natural gas appraisal firm shall be binding upon all of the parties hereto. Each such independent oil and natural gas appraisal firm may use any customary method of determining fair market value. The cost of the independent oil and natural gas appraisal firm selected by the Selling Partner shall be paid by the Selling Partner, the cost of the independent oil and natural gas appraisal firm selected by the Optionee Partner shall be paid by the Optionee Partner, and the cost of the independent oil and natural gas appraisal firm selected by the two independent oil and natural gas appraisal firms appointed by each of the Selling Partner and the Optionee Partner shall be paid one-half by the Selling Partner and one-half by the Optionee Partner. Each party shall have the opportunity to present information to the oil and natural gas appraisal firm regarding the fair market value of the Interest. In determining the Agreed Value, the independent oil and natural gas appraisal firms shall not discount the Agreed Value, or take any deductions with respect thereto, due to (i) any restrictions on the transferability of the Interest as a result of this Agreement, the securities laws or otherwise, or
(ii) the Interest representing a minority interest in the Partnership.

          "AGREEMENT" or "PARTNERSHIP AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as amended, from time to time.

          "AMI" means the land which is depicted on the map attached hereto as Exhibit "B."

          "APPROVAL OF THE PARTNERS" or "APPROVED BY THE PARTNERS" means the affirmative approval, determined under Section 6.8, of Partners then entitled to vote who hold in the aggregate more than fifty-one percent (51%) of the Interests.

          "BANKRUPTCY" means, for any Partner, that Partner's taking or acquiescing in the taking of an action seeking relief under, or advantage of, any applicable debtor relief, liquidation, receivership,


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar law affecting the rights or remedies of creditors generally, as in effect from time to time.

          "BOOK BASIS" means, with respect to any asset, the asset's tax basis; provided, however, that (i) if property is contributed to the Partnership, the initial Book Basis of such property shall be its fair market value on the date of contribution; (ii) if the Capital Accounts of the Partnership are adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of the Partnership's assets, the Book Basis of each such asset shall be adjusted to equal its fair market value as of the time of such adjustment in accordance with such Treasury Regulations; and (iii) the Book Basis of all assets shall be adjusted thereafter by depreciation and amortization as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

          "BUSINESS DAY" means a day other than a Saturday, Sunday or other day which is a nationally recognized holiday in the United States of America.

          "CAPITAL ACCOUNT" means, with respect to any Partner, the account maintained for that Partner in a manner that the appropriate Officer of the Company determines is in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) and Section 3.4.

          "CAPITAL CONTRIBUTION" means, with respect to any Partner, the amount of money or property contributed to the Partnership with respect to the interest in the Partnership held by that Person.

          "CARRYING VALUE" means, with respect to any Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination; provided, however, that the Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.4(b) to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Partners in their reasonable judgment. The Carrying Value of each asset will be increased or decreased to reflect any adjustment to the adjusted basis of the asset under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that the Carrying Value will not be adjusted under this definition to the extent that an adjustment pursuant to Section 3.4(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this sentence.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          "CONSENT" means either the Approval of the Partners or a Supermajority Vote of the Partners, as determined herein.

          "CONTRIBUTION DUE DATE" shall have the meaning set forth in Section
3.2.

          "CREDIT FACILITY" means the Credit Agreement, to be entered into among the Partnership, [Bank of America, N.A., as Administrative Agent], and the lenders party thereto, as amended from time to time.

          "CURATIVE ALLOCATION" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 4.1(c).


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

          "ECONOMIC RISK OF LOSS" has the meaning set forth in Treasury Regulations Section 1.752-2(a).

          "EXCO PARTNERS" means Taurus Acquisition, Inc. and EXCO Resources,
Inc.

          "FISCAL YEAR" means the twelve-month period ending December 31 of each year; provided that the initial Fiscal Year shall be the period beginning on the effective date of this Agreement and ending December 31, 2000, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Partnership is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than full calendar year periods).

          "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board in effect from time to time.

          "GENERAL PARTNER" means any Person who (i) is referred to as such in the first paragraph of this Agreement, or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement.

          "HUMPHREY-HILL PARTNERS" means Charles B. Humphrey, Humphrey Oil and J.M. Hill.

          "INDEPENDENT APPRAISER" means Lee Keeling & Associates, Inc. or any substitute firm selected by the General Partner.

          "INITIAL CAPITAL CONTRIBUTION" has the meaning set forth in Section
3.1.

          "INTEREST" means the ownership interest in the Partnership received by a Partner, expressed as a percentage on Exhibit A, as adjusted from time to time as provided in this Agreement.

          "LIMITED PARTNER" means any Person who (i) has executed this Agreement and whose name is set forth as a Limited Partner on Exhibit A, and (ii) has not ceased to be a Limited Partner pursuant to the terms of this Agreement.

          "LOSSES" means, for each Fiscal Year, the losses and deductions of the Partnership determined in accordance with accounting principles consistently applied from year to year employed under the Partnership's method of accounting and as reported, separately or in the aggregate, as appropriate, on the Partnership's information tax return filed for federal income tax purposes, plus any expenditures described in Code Section 705(a)(2)(B).

          "MAJOR ACTIONS" shall have the meaning set forth in Section 6.3.

          "MAXIMUM LAWFUL RATE" means the maximum, lawful, non-usurious rate that may be charged, collected or received on a particular loan under applicable laws.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

          "NET CASH FLOW" means all cash flow, receipts and revenues generated by the Partnership minus amounts necessary for (i) Operating Expenses, (ii) a reserve fund for future Operating Expenses (as determined in the discretion of the General Partner), (iii) debt service of the Partnership, or (iv) any other expenses of the Partnership.

          "NONRECOURSE DEDUCTIONS" has the meaning assigned to that term in Treasury Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(c).

          "NONRECOURSE LIABILITY" has the meaning assigned to that term in Treasury Regulations Section 1.752-1(a)(2).

          " OIL AND GAS PROPERTY" means each separate "oil and gas property" (as defined in Code Section 614) owned from time to time by the Partnership as a result of acquisitions or otherwise.

          "OPERATING EXPENSES" means the costs, expenses, or charges incurred by the Partnership, including, without limitation, salaries, professional fees, wages, all other expenses incurred in the day-to-day operation of the Partnership and any fees or expenses paid in accordance with Section 6.5.

          "PARTICIPATING PARTNERS" means the Partners that elect to participate in a Subsequent Operation, as described in Section 3.7.

          "PARTNER NONRECOURSE DEBT" has the meaning assigned to that term in Treasury Regulations Section 1.704-2(b)(4).

          "PARTNER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

          "PARTNER NONRECOURSE DEDUCTIONS" has the meaning assigned to that term in Treasury Regulations Section 1.704-2(i).

          "PARTNERS" means the General Partner and all Limited Partners, where no distinction is required by the context in which the term is used herein.

          "PARTNERSHIP" means Humphrey-Hill, L.P., a Texas limited partnership.

          "PARTNERSHIP MINIMUM GAIN" means the amount determined pursuant to the provisions of Treasury Regulations Section 1.704-2(d).

          "PECOS AGREEMENT" means the Purchase and Sale Agreement, dated February 22, 2000, between the Partnership and the Nebraska Public Gas Authority.

          "PECOS PROPERTIES" means the interests in the Gomez Field, Pecos County, Texas to be acquired pursuant to the Pecos Agreement.

          "PERSON" means any corporation, limited liability company, partnership, joint venture, co-tenancy, trust, any other legal entity or natural person, whether or not a party to this Agreement.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

          "PROFITS" means, for each Fiscal Year, the income and gains of the Partnership determined in accordance with accounting principles consistently applied from year to year employed under the Partnership's method of accounting and as reported, separately or in the aggregate, as appropriate, on the Partnership's information tax return filed for federal income tax purposes, plus any income described in Code Section 705(a)(1)(B).

          "PRO RATA" means the ratio determined by dividing the Interests of Partners to whom a particular provision of this Agreement is stated to apply by the aggregate of the Interests of all Partners to whom that provision is stated to apply.

          "PROPERTY" means all of the assets of the Partnership.

          "RECAPTURE INCOME" means any gain recognized by the Partnership (computed without regard to any adjustment required by Code Section 734 or 743) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset, except that the term Recapture Income shall exclude all gain recharacterized as ordinary income pursuant to Code Section 1245 or 1250.

          "REGULATORY ALLOCATIONS" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to
Section 4.1(b), such allocations (or limitations thereon) set forth in Section 4.1(b) being directly or indirectly provided in Treasury Regulations promulgated under Code Section 704(b).

          "REVERSE 704(c) ALLOCATIONS" means allocations required under Treasury Regulations Section 1.704-3(a)(6).

          "SECTION 1245 RECAPTURE" means any gain recognized by the Partnership (computed without regard to any adjustment required by Code Section 734 or 743) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income under Code Section 1245.

          "SECTION 1250 RECAPTURE" means any gain recognized by the Partnership (computed without regard to any adjustment required by Code Section 734 or 743) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income under Code Section 1250.

          "SIMULATED BASIS" means, with respect to any Oil and Gas Property, the Carrying Value of such Oil and Gas Property, as adjusted to reflect (a) additions to basis and (b) Simulated Depletion Deductions.

          "SIMULATED DEPLETION DEDUCTIONS" means a depletion allowance computed for each year with respect to each Oil and Gas Property, using either the cost depletion method or the percentage of depletion method (computed in accordance with Code Section 613 at the rates specified in Code Section 613A (c)(5) without regard to the limitations of Code Section 613A, which theoretically could apply to any Partner) as determined by the Partnership, subject, however, to the requirements set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(k). Simulated Depletion Deductions shall be determined as necessary by reference to the Simulated Basis of the Oil and Gas Property.

          "SIMULATED GAINS" or "SIMULATED LOSS" mean, respectively, the simulated gains or losses computed by the Partnership with respect to each Oil and Gas Property pursuant to Treasury Regulations Section
1.704-1(b)(2)(iv)(k)(2) and by reference to its Simulated Basis.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

          "SUBSEQUENT OPERATION" shall have the meaning set forth in Section 3.7 of this Agreement.

          "SUPERMAJORITY VOTE OF THE PARTNERS" means the affirmative approval of the Partners who own in the aggregate more than 70 % of the Interests.

          "TRANSFER" means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Partner, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

          "TREASURY REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     2.2. Other Definitions. All terms used in this Agreement which are not defined in this Article 2 have the meanings contained elsewhere in this Agreement.

                                    ARTICLE 3

                                 CAPITALIZATION

     3.1. Identification. The name, address, initial contribution to the capital of the Partnership and Interest of each Partner are set forth on Exhibit A (as to each Partner, such amount being referred to herein as such Partner's "Initial Capital Contribution").

     3.2. Additional Capital Contributions. If the General Partner determines that the amounts contributed to the Partnership by the Partners with regard to the Initial Capital Contributions are insufficient to (i) operate the Pecos Properties or other properties acquired by the Partnership within the AMI or
(ii) maintain a minimum working capital of $200,000, then within 15 days of receipt of notice (the "Contribution Due Date") provided by the General Partner, the Partners shall make additional Capital Contributions (for which the Partners Pro Rata shall be responsible) to the Partnership.

     3.3. Remedies for Failure to Fund Additional Capital Contributions. If the General Partner calls for additional Capital Contributions in accordance with
Section 3.2(i) and one or more Partners fail to make their required additional Capital Contribution within 15 days after delivery of notice to such party(ies), then the following shall occur (unless waived in writing by the non-defaulting Partners): if any Partner fails to so fund its additional Capital Contribution, then the non-defaulting Partner(s) shall be permitted to fund such defaulting Partner's portion. Thereafter, if the non-defaulting Partner should fund the defaulting Partner's portion, all cash, income, gain, loss, expense, deduction or credit otherwise distributable or allocable to the defaulting Partner shall instead be distributed to the paying Partner until the paying Partner has recouped from distributions of cash made in accordance with Section 4.3 or
Section 9.2 that otherwise would have been distributed or allocated to the defaulting Partner a sum equal to 300% of the defaulted-upon additional Capital Contribution.

     3.4. Capital Accounts

          (a) Separate Capital Accounts; Adjustments. A separate Capital Account shall be maintained for each Partner. Each Partner's Capital Account shall be increased by (i) the amount of money contributed by the Partner to the Partnership, (ii) the fair market value (as determined in good faith by the


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

General Partner) of any property contributed by the Partner to the Partnership,
(iii) the amount of any Partnership liabilities that are assumed by that Partner or that are secured by any Partnership property distributed to that Partner, and
(iv) the amount of Profits allocated to that Partner, including a disproportionate allocation in accordance with Section 3.3 or Section 3.7(a). Each Partner's Capital Account shall be decreased by (i) the amount of money distributed to that Partner by the Partnership, (ii) the fair market value (as determined in good faith by the Partnership) of any property distributed to that Partner by the Partnership, (iii) the amount of any Partner's liabilities that are assumed by the Partnership or that are secured by any property contributed by that Partner to the Partnership and (iv) the amount of Losses allocated to that Partner.

          (b) Revaluations. In connection with a contribution of money or other property (other than a de minimis amount) to the Partnership by a new or existing Partner as consideration for an interest in the Partnership, the Partner's Capital Accounts shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f). As of the date of this Agreement, the Partners agree that the Pecos Agreement has a fair market value of $3,362,745 and that the Partnership's unrealized gain in the Pecos Agreement is $3,362,745 which shall be allocated Pro Rata to Humphrey Oil, Hill and Humphrey immediately prior to the admission of the EXCO Partners such that the Capital Account of each such Partner shall be as set forth on Exhibit "A". Additionally, the Carrying Value of the Pecos Agreement will be adjusted accordingly. The Partners further agree that upon closing of the Pecos Properties the Carrying Value of the Pecos Properties shall be increased to reflect the Carrying Value of the Pecos Agreement.

          (c) Transfer of Capital Account. On a Transfer of Assets, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent that it relates to the Transferred Interest.

          (d) Compliance. The manner in which Capital Accounts are to be maintained pursuant to this Section is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.

     3.5. Withdrawal or Reduction of Partners' Capital Contributions.

          (a) Repayment of Capital Subordinated to Liabilities. Except as may be otherwise specifically provided herein, no Partner shall receive from Partnership property any part of its Capital Contribution until all liabilities of the Partnership, except the liabilities to Partners on account of their Capital Contributions, have been paid or there remains property of the Partnership sufficient to pay those liabilities.

          (b) Withdrawals. No Partner has the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution, except as may be otherwise specifically provided herein. Under circumstances involving a return of any Capital Contribution, no Partner has the right to receive property other than cash.

          (c) No Priority Among Partners. Except as may be otherwise specifically provided in this Agreement, no Partner shall have priority over any other Partner, either as to the return of Capital Contributions or as to Profits, Losses or distributions, provided that this subsection shall not apply to loans (as distinguished from Capital Contributions) that a Partner has made to the Partnership.

     3.6. Limitation on Liability. Except as otherwise provided in this Agreement, no Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided herein, a Limited Partner shall be liable to make only any additional capital contributions


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

required in this Agreement and shall not be required to lend any funds to the Partnership. Notwithstanding any of the foregoing to the contrary, to the extent required by applicable law, a Partner receiving a distribution shall be liable to the Partnership for any sum, not in excess of such amount distributed plus interest from the date of such return, necessary to discharge the liabilities of the Partnership to creditors who extended credit or whose claim arose before such distribution.

     3.7. Operations.

          (a) The Pecos Properties are subject to and bound by the terms of certain joint operating agreements (the "OPERATING AGREEMENTS") which have been executed by all, or substantially all, of the working interest owners in such properties. So long as the General Partner owns an interest in the Partnership, the General Partner shall be the contract operator for the Partnership whenever the Partnership is the operator under any of the Operating Agreements and shall be entitled to all overhead recoveries provided for in the Operating Agreements, as such agreements may have been amended or changed through course of performance. Under the terms of the Operating Agreements the Partnership or any other working interest owner may propose operations on existing wells or the drilling of a new well (which operations are herein referred to collectively as "SUBSEQUENT OPERATIONS"). Any Limited Partner may consult with the General Partner regarding operations of the Partnership including the proposal of a Subsequent Operation. The General Partner shall notify each of the Partners of any proposed Subsequent Operation (including proposals by the Partnership or a Partner) with an estimated cost greater than $100,000. Such notice shall be reasonably detailed and specify whether the General Partner intends to participate in the proposed Subsequent Operation. Within 15 days after receipt of such notice, each of the Partners shall notify the General Partner of its election to either participate or not participate in such Subsequent Operation. Failure to so notify the General Partner within such 15 day period will constitute a Partner's election to take the same action as the General Partner with respect to such Subsequent Operation. If all of the Partner's elect to participate in a Subsequent Operation, the Partnership will pay for the Subsequent Operation either: (i) with cash on hand in the Partnership; (ii) to the extent cash on hand is insufficient to pay for such Subsequent Operation, by drawing down the Credit Facility; and (iii) if cash on hand and the Credit Facility are insufficient to pay for such Subsequent Operation, by the Partners making additional Capital Contributions to the Partnership in proportion to their respective interests in the Partnership. Any such Capital Contribution will be mandatory. A Partner's failure to make such Capital Contribution within fifteen (15) days after being notified of the necessity therefore shall automatically constitute such Partner's election not to participate in such Subsequent Operation and the Partnership's participation in such Subsequent Operation will be on the basis set forth in Section 3.7(b).

          (b) In the event the General Partner notifies the Partners of a Subsequent Operation and one or more of the Partners (including the General Partner) declines to participate (a "NON-PARTICIPATING PARTNER"), the Partners (including the General Partner) who have elected to participate in the proposed Subsequent Operation (the "PARTICIPATING PARTNERS") may either proceed with the Subsequent Operation or decline to proceed. The Participating Partners may only proceed with a Subsequent Operation if the Participating Partners agree how to fund the Non-Participating Partner(s)' share of the proposed Subsequent Operation. Each Participating Partner shall have the right, but not the obligation, to fund it's Pro Rata share (such share being determined based upon the Participation Partner's Interest relative to the aggregate Interests of all of the Participating Partners) of the proposed Subsequent Operation. If a Participating Partner declines to fund its Pro Rata share of the Non-Participating Partner(s)' Pro Rata share of the proposed Subsequent Operation, the other Participating Partner(s) shall either agree to bear the balance of the Non- Participating Partner(s)' Pro Rata share of the proposed Subsequent Operation or the Partnership shall not participate in such operation. If the Participating Partner(s) elect to proceed with the Subsequent Operation as proposed, the Partnership's share of such operation will be conducted in the Partnership's name (with the


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

Partnership being the named party in interest), but funding for such Subsequent Operation will be provided solely by the Participating Partner(s) by making additional Capital Contributions called in accordance with Section 3.2. A Partner's failure to make such Capital Contributions within 15 days after being notified of the necessity therefore shall automatically constitute such Partner's election not to participate in such Subsequent Operation and the Partnership's participation in such Subsequent Operation will be on the basis set forth in Section 3.7(b). All cash, income, gain, loss, expense, deduction or credit in respect of such Subsequent Operation shall be allocated to the Participating Partner(s) until they have recouped from distributions of cash made in accordance with Section 4.3 or Section 9.2 directly attributable to the Subsequent Operation that otherwise would have been allocated to the Non-Participating Partner(s) a sum equal to 300% of additional Capital Contribution that would have been made by the Non-Participating Partner(s) had they participated in the Subsequent Operation. The Partnership shall separately account and segregate for all cash generated by such Subsequent Operation for this proposal. Upon recoupment of such amount and except as may be otherwise provided for herein, all items of cash, income, gain, loss, expense, deduction or credit shall be allocated to the Partners in accordance with their Interests.

                                    ARTICLE 4

                ALLOCATIONS, DISTRIBUTIONS, ELECTIONS AND REPORTS

     4.1. Allocation Among Partners.

          (a) Except as set forth in Section 4.1(b) and Section 4.1(c), all Profits and Losses and all related items of income, gain, loss, deduction and credit shall be allocated, charged or credited to the Partners Pro Rata.

          (b) Notwithstanding anything to the contrary in this Section 4.1, the following special allocations shall be made in the following order:

               (i) A Partner shall not be allocated any item of loss and deduction to the extent that such allocation would cause or increase a Adjusted Capital Account Deficit. To the extent any allocation of an item of loss or deduction would cause or increase a Adjusted Capital Account Deficit, then such loss or deduction shall be allocated to the other Partners in proportion to their positive Adjusted Capital Account balances, subject, however, to the limitations of this Section 4.1(b)(i).

               (ii) Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding anything to the contrary in this Section 4.1(b), if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.1(b)(ii) is intended to comply with the minimum gain chargeback provision contained in Treasury Regulations
Section 1.704-2(f) and shall be interpreted consistently therewith.

               (iii) Except as otherwise provided in Treasury Regulations
Section 1.704-2(i)(4), notwithstanding anything to the contrary in this Section 4.1(b), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain with respect to Partner Nonrecourse Debt during any Fiscal Year, each Partner with a share of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.1(b)(iii) is intended to comply with the minimum gain chargeback provision contained in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

               (iv) If any Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases an Adjusted Capital Account Deficit, such Partner shall be allocated items of gross income and gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible; provided, however that an allocation pursuant to this Section 4.1(b)(iv) shall be made if and only if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4.1(b) have been tentatively made as if this Section 4.1(b)(iv) were not in this Agreement. This Section 4.1(b)(iv) is intended to comply with the qualified income offset provision contained in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               (v) In the event any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (A) the amount such Partner is obligated to restore and (B) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, however that an allocation pursuant to this Section 4.1(b)(v) shall be made if and only if and only to the extent that such Partner would have a deficit Capital Account balance (as adjusted above in this Section 4.1(b)(v)) after all other allocations provided for in this Section 4.1(b) (other than Section 4.1(b)(iv)) have been tentatively made as if this
Section 4.1(b)(v) were not in this Agreement.

               (vi) The Simulated Depletion Deductions for each Oil and Gas Property shall be allocated among the Partners in the same proportion as their share of the Simulated Basis of the Oil and Gas Property was allocated among the Partners as provided below in this Section 4.1(b)(vi). Any Simulated Loss from the sale or other disposition of an Oil and Gas Property shall be allocated among all Partners in proportion to their shares of the Simulated Basis of such Oil and Gas Property to the extent of their Simulated Basis. Any Simulated Gain shall be allocated to the Partners in the same manner as the amount realized from a sale or disposition in excess of the Simulated Basis shall have been allocated under Section 4.4. The Simulated Basis of each Oil and Gas Property shall be allocated among the Partners Pro Rata.

               (vii) Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Partners Pro Rata.

               (viii) Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Partners who bear the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with the provisions of Treasury Regulations Section 1.704-2(i).


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

               (ix) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

          (c) Regulatory Allocations are intended, but only to the extent necessary, to comply with certain requirements of the Treasury Regulations. It is intended that, to the extent possible, the application and effect of all Regulatory Allocations (other than Section 4.1(b)(vi)) shall be minimized and offset either with other Regulatory Allocations (other than Section 4.1(b)(vi)) or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 4.1(c). Therefore, notwithstanding any other provision of Article 4 (other than the Regulatory Allocations), the Partnership shall make such offsetting special allocations of Partnership income, gain, loss, or deduction or items thereof in whatever manner the General Partner reasonably and in good faith determines to be appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations (other than Section 4.1(b)(vi)) were not part of this Agreement and all Partnership items were allocated pursuant to
Section 4.1(a) and Section 4.1(b)(vi). In exercising his discretion under this
Section 4.1(c), the General Partner shall take into account future Regulatory Allocations under Section 4.1(b)(ii) and Section 4.1(b)(iii) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 4.1(b)(vii) and Section 4.1(b)(viii).

     4.2. Allocation of Costs and Expenses. All costs and expenses of the Partnership shall be allocated and charged to the Partners Pro Rata.

     4.3. Allocation of Net Cash Flow. Except as otherwise provided in Section
3.3 and Section 3.7(b), Net Cash Flow (which shall not include Capital Contributions and loans to the Partnership) shall be allocated and credited to the Partners Pro Rata.

     4.4. Income Tax Allocations.

          (a) For federal, state and local income tax purposes, except as otherwise provided in this Section 4.4, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with the corresponding book allocations thereof as provided in
Section 4.1.

          (b) The deduction for depletion with respect to each separate Oil and Gas Property shall be computed for federal income tax purposes separately by the Partners rather than the Partnership in accordance with Code Section 613A(c)(7)(D). For purposes of such computation, except as required under Code
Section 704(c) as administered by the Partnership under Section 4.5, the adjusted tax basis of each Oil and Gas Property shall be allocated to the Partners Pro Rata. It is the intent of these provisions to comply with Treasury Regulations Section 1.613A-3(e)(5) so that the allocation of adjusted tax basis of each Oil and Gas Property shall be deemed to be in accordance with a Partner's proportionate interest in the capital or income of the Partnership.

          (c) Each Partner shall separately keep records of such Partner's share of the adjusted basis in each separate Oil and Gas Property, adjust such share of the adjusted basis for any cost or percentage depletion allowable with respect to such Oil and Gas Property and use such adjusted basis in the computation


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

of such Partner's cost depletion or in the computation of its gain or loss on the disposition of such Oil and Gas Property by the Partnership. It is the intent of the Partnership to comply with Treasury Regulations Section 1.613A-3(e)(3)(iii)(B). Consistent with Treasury Regulations Section 1.613A-3(e)(3)(iii), each Partner agrees to furnish to the Partnership, within thirty (30) days of receipt of written request by the Partnership, a written statement which clearly and accurately states the amount of that Partner's adjusted basis and depletion deductions with respect to each existing Oil and Gas Property. In determining depletion deductions for purposes of applying Treasury Regulations Section 1.613A-3(e)(3)(iii), each Partner must treat as actually deducted any amount disallowed and carried over as a result of the sixty-five percent (65%) of income limitation of Code Section 613A(d)(1). For the purposes of the separate computation of gain or loss by each Partner on the taxable disposition of each separate Oil and Gas Property, the Partnership shall allocate the amount realized (as that term is defined under Code Section 1001) from such disposition to the Partners, except as may be required by Section 4.5 Pro Rata.

     4.5. Code Section 704(c). Under Code Section 704(c) and Treasury Regulations Section 1.704-3, income, gain, loss, deduction and amount realized with respect to any asset contributed to the capital of the Partnership, solely for federal income tax purposes, shall be allocated among the Partners so as to take into account any variation between the adjusted tax basis of the asset for federal income tax purposes and the initial Carrying Value. If the Carrying Value of any asset is adjusted under Section 3.4(b), subsequent allocations of income, gain, loss, deduction and amount realized, solely for federal income tax purposes, shall be allocated among the Partners so as to take into account any variation between the adjusted tax basis of the asset and its Carrying Value as adjusted in the manner required under Treasury Regulations Section 1.704-3(a)(6). The allocations required by this Section 4.5 shall be made using the traditional method unless otherwise agreed by the Limited Partners.

     4.6. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to Section 4.4 and Section 4.5, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of Recapture Income. All Section 1245 Recapture and Section 1250 Recapture shall be allocated to the Partners and Assignees in accordance with the provisions of Treasury Regulations issued under Code Section 1245 and Code Section 1250, respectively.

     4.7. Sections 743 and 734 Election. All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Code Section 754 that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Code Sections 734 and 743.

     4.8. Varying Interests. Each item of Partnership income, gain, loss and deduction attributable to a transferred interest in the Partnership shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the last day of the preceding month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the first business day of the month in which such gain or loss is recognized for federal income tax purposes. The Partners may revise, alter or otherwise modify such methods of allocation as they determine necessary, to the extent permitted or required by Code Section 706 and the regulations or rulings promulgated thereunder.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

     4.9. Nonrecourse Liabilities. For purposes of Treasury Regulations Section 1.752-3(a)(3), the Partners agree that "excess nonrecourse liabilities" of the Partnership (as defined in Treasury Regulations Section 1.752-3(a)(3)) shall be allocated to the Partners Pro Rata.

     4.10. Records and Reports. At the expense of the Partnership, the General Partner shall maintain records and accounts of all operations and expenditures of the Partnership and submit monthly reports regarding same to each of the Partners. The Partnership shall use commercially reasonable efforts to provide within thirty (30) days of the end of each fiscal quarter (other than the fourth quarter) to each Partner (i) unaudited financial statements of the Partnership (including balance sheet, profit or loss statement, and statement of cash flows) prepared in accordance with GAAP and (ii) a projected budget for the ensuing fiscal quarter. The Partnership shall use commercially reasonable efforts to provide within sixty (60) days of the end of each Fiscal Year audited financial statements of the Partnership prepared in accordance with GAAP prepared by the Partnership's Accountant. In conjunction with the preparation of the audited financial statements, the Partnership shall engage the Independent Appraiser to prepare an appraisal report, in a format customarily provided to companies reporting under the Securities Exchange Act of 1934, as amended, of the Partnership's oil and natural gas assets. The Partnership shall deliver such other financial reports reasonably requested by a Partner. At a minimum, the Partnership shall keep at its principal place of business the following records:

          (a) A current list that states:

               (i) The name and mailing address of each Partner, and

               (ii) The Interest owned by each Partner;

          (b) Copies of the federal, state and local information or income tax returns for each of the Partnership's six most recent tax years (or such shorter period that the Partnership has been in existence):

          (c) A copy of the certificate of limited partnership and the Agreement, all amendments or restatements and executed copies of any powers of attorney.

          (d) Correct and complete books and records of account of the Partnership; and

          (e) Any other books, records or documents required by the Act or other applicable law.

     4.11. Returns and Other Elections. The General Partner shall cause the preparation and timely filing of all tax returns required to be filed by the Partnership pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Partnership does business. Copies of the returns, or pertinent information therefrom, shall be furnished to the Partners within 75 days after the end of each Fiscal Year of the Partnership. Subject to Section 6.3(a), all elections permitted to be made by the Partnership under federal or state laws shall be made by the General Partner.

     4.12. Tax Matters Partner. The General Partner is hereby designated to be the "tax matters partner" of the Partnership pursuant to Code Section 6231(a)(7). The Tax Matters Partner, as provided in Code Sections 6221-6233 shall be empowered to deal with the Internal Revenue Service and with state tax administrative agencies with respect to administrative and judicial proceedings and settlement of disputes arising from the preparation and filing of United States and state Partnership returns. However, in all such dealings the Tax Matters Partner shall consult with all Partners before agreeing to any adjustments to Partnership taxable income or other items that might increase the tax liability of the other Partners.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

Furthermore, all decisions to seek or not to seek technical advice with respect to such adjustments or to appeal such adjustments administratively, whether or not the matter requiring such decision was initiated at the suggestion of the Tax Matters Partner or by another Partner, shall be made only after the Tax Matters Partner has consulted with all Partners

     The Tax Matters Partner shall take all necessary action to ensure that all other Partners are given proper and timely notice of the initiation of an administrative proceeding with respect to returns filed for the Partnership and shall perform promptly and properly all other duties required of the Tax Matters Partner under the Code and the Treasury Regulations thereunder. In the event the Internal Revenue Service issues a Notice of Final Partnership Administrative Adjustment ("Notice") and the Tax Matters Partner, within the ninety (90)-day period during which a petition for readjustment of partnership items may be filed, decides not to contest such Notice, the Tax Matters Partner shall promptly notify all other Partners of its decision concerning such Notice. In the event the Tax Matters Partner decides to contest such Notice, before formally instituting an action to contest such Notice, the Tax Matters Partner shall consult all Partners as to (i) the issues to be raised in the petition for readjustment of Partnership items, (ii) the forum in which such Notice will be contested, and (iii) other matters relating to the conduct of such proceeding. The Tax Matters Partner shall keep the other Partners apprised of the progress of any United States or state income tax administrative or judicial proceedings arising from the preparation and filing of returns for the Partnership.

     The Tax Matters Partner, before initiating any action with respect to any of the following, shall consult with all Partners:

          (a) Agreeing to any extension of the period of limitation for assessment of income tax arising from the filing of Partnership returns;

          (b) Submitting any existing documents to the Internal Revenue Service or any state tax administrative agency as a result of requests for information;

          (c) Submitting any written statement of position to the Internal Revenue Service or to any state tax administrative agency regarding issues raised as a result of the examination of any Partnership return prepared and filed;

          (d) Filing a Request for Administrative Adjustment;

          (e) Initiating any appeal from a judicial proceeding relating to any Notice or Request for Administrative Adjustment pertaining to Partnership returns; or

          (f) Retaining counsel or any other party, including expert witnesses, to represent, assist or advise the Tax Matters Partner with regard to United States or state income tax matters arising from Partnership returns.

     4.13. Bank Accounts. All funds of the Partnership shall be deposited in its name in an account maintained in an insured, commercial financial institution, as determined by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person. Checks may be drawn on the Partnership account or accounts only for the purposes of the Partnership and shall be signed by the General Partner.

     4.14 Certain Payments; Distributions of Cash.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

          (a) Within five (5) days after the closing of the acquisition of the Pecos Properties, the Partnership shall pay the sum of $100,000.00 to Rodger Walker as a commission in connection with the acquisition.

          (b) Within five (5) days after the closing of the acquisition of the Pecos Properties, the Partnership shall pay the sum of $100,000.00 to Humphrey Oil on behalf of the Humphrey-Hill Partners as a return of capital in the amount contributed to the Partnership for the deposit paid to Nebraska Public Gas Agency in connection with the acquisition of the Pecos Properties. Within such 30 day period the Partnership shall also reimburse Humphrey Oil Corporation and EXCO Resources, Inc. for all third party, out-of-pocket expenses incurred in their due diligence review and acquisition of the Pecos Properties including, but not limited to, all legal, land, title opinions, site investigations, engineering and other direct costs.

          (c) So long as the Partnership shall have cash on hand of at least $200,000 and subject to the provisions of the Credit Facility, no later than 15 days after the last day of each calendar month the Partnership shall distribute to the Partners Pro Rata (unless redirected pursuant to Section 3.3 or Section 3.7) all cash on hand, unless otherwise agreed to by all of the Partners.

     4.15 Limitation on Distribution. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Partnership are in excess of all liabilities of the Partnership (as determined in accordance with GAAP applied on a consistent basis), except liabilities to Partners on account of their Capital Contributions.

     4.16 Transferred Interests. Distributions of Partnership assets in respect of an Interest in the Partnership shall be made only to the persons or entities who, according to the books and records of the Partnership, are the holders of record of the Interests in respect of which such distributions are made on the actual date of distribution. The Partnership and the Partners shall not incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Partnership or the Partners have knowledge or notice of any Transfer or purported Transfer of ownership of any Interest in the Partnership.

     4.17 Accounting Principles; Designated Accountant. The Profits and Losses of the Partnership shall be determined in accordance with GAAP applied on a consistent basis. Until changed in accordance with the terms of this Agreement by Supermajority Vote of the Partners, Ernst & Young, LLP shall be the Partnership's independent auditor.

                                    ARTICLE 5

                            ROLE OF LIMITED PARTNERS

     5.1. Management of Business. Except as otherwise provided herein the Limited Partners, as such, may not take part in the operation, management or control (within the meaning of the Act) of the business of the Partnership, transact any business in the name of the Partnership or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a director, officer, general partner, employee or agent of a General Partner or any affiliates of a General Partner shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement. Except as otherwise provided in the Act or as expressly stated herein, the Limited Partners shall not have any liability to contribute money or property to the Partnership and shall not be personally liable for any obligations of the Partnership. In furtherance of the intent of the parties that the Limited Partners shall be liable to creditors


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

of the Partnership only for its respective contributed capital and undistributed share of Partnership profits and surplus, the General Partner shall:

          (a) Arrange to prosecute, defend, settle or compromise actions at law or in equity at the expense of the Partnership as such may be necessary to enforce or protect the interests of the Partnership; and

          (b) Satisfy any obligation, judgment, decree, decision or settlement in the following order: first, out of any insurance proceeds available therefor; and finally, out of assets and income of the Partnership.

     5.2. Bankruptcy; Death. None of the Bankruptcy, death, disability, or declaration of incompetence of a Limited Partner shall cause a dissolution of the Partnership. However, the rights of that Limited Partner to share in the profits and losses of the Partnership and to receive distributions of the funds of the Partnership shall, on the happening of one of these events, devolve on that estate, legal representative, or successors in interest, as the case may be, of that Limited Partner subject to the terms and conditions of this Agreement. The estate, representative, or successors in interest of that Limited Partner are liable for all of the unsatisfied obligations, if any, of that Limited Partner. In no event shall the estate, representative, or successors in interest become a limited partner in the Partnership, other than a deceased Limited Partner's spouse or children or a trust established for the benefit of a deceased Limited Partner's spouse or children.

     5.3 Inspection of Records. The Limited Partners or their representatives shall have the right to examine and copy the books and records of the Partnership during normal business hours, which books and records shall be kept at the General Partner's principal place of business in Dallas, Texas.

                                    ARTICLE 6

                                   MANAGEMENT

     6.1. Day-to-Day Management. Subject to the limitations contained herein, including but not limited to Section 6.3, the General Partner shall have all of the rights and powers as are necessary, advisable, or convenient to the management and business affairs of the Partnership to the extent permitted under the Act.

     6.2. Reliance. Except as specifically provided in this Agreement, no Partner, other than the General Partner, shall have the authority to bind the Partnership to any agreement, contract, or undertaking with any third party. Any Person dealing with the Partnership may rely (without duty of further inquiry) on a certificate signed by any General Partner as to:

          (a) The identity of any General Partner or any Limited Partner;

          (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by any General Partner or which are in any other manner germane to the affairs of the Partnership;

          (c) The Persons authorized to execute and deliver any instrument or document of the Partnership; or


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

          (d) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     6.3. Restrictions on Authority.

          (a) Major Actions. Without first obtaining the Supermajority Vote of the Partners, the General Partner shall not cause or permit the Partnership to take any Major Action (as defined below). The term "Major Action" means any of the following actions or decisions:

               (i) A merger, consolidation or share exchange;

               (ii) A sale of all or substantially all of the Partnership's assets;

               (iii) A liquidation and/or dissolution of the Partnership;

               (iv) Converting the Partnership from a limited partnership to another form of entity, changing the Partnership jurisdiction of organization or causing the Partnership to become a taxable entity for federal income tax purposes;

               (v) Commencing bankruptcy or insolvency proceedings;

               (vi) Amending this Agreement to change any minority Partner protection set forth herein;

               (vii) Changing the "tax matters partner" of the Partnership from the Partner designated as such in Section 4.12;

               (viii) Other than in connection with a dissolution of the Company pursuant to Article 8, distributing non-cash assets of the Partnership to any Partner; or

               (ix) Election or appointment of a new General Partner.

     6.4. Duties. The General Partner shall manage and control the Partnership and its business and affairs in accordance with the standards of the industry, and shall use reasonable, good faith efforts to carry out the business of the Partnership. The General Partner shall devote itself to the business of the Partnership to the extent required to carry out the business of the Partnership, but shall not be precluded from being involved in other businesses or activities. The General Partner shall perform its duties under this Agreement with ordinary prudence and in a manner characteristic of a businessman in similar circumstances.

     6.5. Compensation and Reimbursement. Except as to overhead recovery made by the General Partner under the terms of the Operating Agreements, the General Partner shall not be reimbursed for its overhead allocable to the business of the Partnership; provided, however, that the General Partner shall be reimbursed by the Partnership for any and all reasonable out-of-pocket expenses, fees, and costs incurred in connection with the organization, business, and affairs of the Partnership.

     6.6. Indemnification. The General Partner shall be indemnified and held harmless by the Partnership, including advancement of expenses, but only to the extent that the assets of the Partnership are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of the affairs of the Partnership, but excluding those caused by the gross negligence or willful misconduct of


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

the General Partner, subject to all limitations and requirements imposed by the Act. These indemnification rights are in addition to any rights that the General Partner may have against third parties.

     6.7. Appointment and Replacement.

          (a) The initial general partner of the Partnership was Humphrey Oil. Upon execution of this Amended and Restated Agreement of Limited Partnership, Humphrey Oil does hereby resign as general partner and its general partner interest is hereby converted into a 1% Limited Partner's Interest. Simultaneously, EXCO Resources, Inc. does hereby become the General Partner holding a 1% Interest.

          (b) Each General Partner shall serve in such capacity unless and until replaced pursuant to this Agreement. In the event of the liquidation, dissolution, Bankruptcy, withdrawal, or disability of any Person herein or hereafter named as General Partner, the Partners shall appoint a successor General Partner in accordance with Section 6.3(a)(ix); provided, that Humphrey Oil shall succeed EXCO Resources, Inc., unless the Partners appoint another General Partner.

     6.8. Approval and Meetings.

          (a) Actions and decisions requiring Consent of the Partners may be authorized or made either by vote of the required Partners taken at a meeting of the required Partners or by written consent of same without a meeting. For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or on a request for written consent, the record date for any such determination shall be the day before a General Partner delivers notice of the meeting or its request for written consent.

          (b) The General Partner may call a meeting to obtain Consent of the Partners for an action or decision under this Agreement by delivering to the other Partners notice of the time and purpose of the meeting at least ten (10) days before the day of the meeting. Each meeting of Partners shall be conducted by the General Partner. Meetings may be held by telephone conference and participation by a Partner in a meeting by telephone conference shall constitute presence of that Partner.

          (c) The General Partner may propose that actions or decisions requiring Consent of the Partners be approved by written consent of the required Partners in lieu of a meeting by delivering to the required Partners notice of the proposal of the General Partner. The written consent of a Partner to that proposal may be evidenced by its signature on a counterpart of the proposal or by a separate writing (including a telex, telecopy, telegram, etc.) that identifies the proposal with reasonable specificity and states that it consents to that proposal. For purposes of obtaining a written consent, the General Partner may require the response of the requisite Partners within a specified time (the "Response Date") provided the Response Date is not less than five (5) days from the date of the notice.

     6.9. General Partner as Attorney-in-Fact. For the purposes of the business of the Partnership only, each Limited Partner hereby makes, constitutes, and appoints the General Partner and each successor General Partner, with full power of substitution and re-substitution, the true and lawful attorney-in-fact for the Limited Partner and in the name, place, and stead of the Limited Partner and for the use and benefit of the Limited Partner, to sign, execute, certify, acknowledge, swear to, file, and record (i) this Agreement and all agreements, certificates, instruments, and other documents amending or changing this Agreement, as now exist or hereafter amended, which the General Partner deems necessary, desirable, or appropriate to reflect (A) the exercise by the General Partner of any power granted to him under this Agreement; (B) any amendments adopted by the Partners in accordance with the terms of this Agreement; (C) the admission of any additional or substituted Partner in accordance with this Agreement; and (D) the disposition by any


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

Partner of his interest in the Partnership; and (ii) any certificates, instruments, and documents required by, or appropriate under, Texas law or any other state or jurisdiction in which the Partnership is doing or intends to do business. Each Limited Partner authorizes each such attorney-in-fact to take any further action that the attorney-in-fact considers necessary or advisable in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing, as fully as the Limited Partner might or could do, and hereby ratifying and confirming all that any attorney-in-fact lawfully does or causes to be done by virtue thereof or hereof. Each Limited Partner shall execute a separate power of attorney in recordable form evidencing the power of attorney granted under this
Section 6.9 if so requested by the General Partner.

     The power of attorney granted pursuant to this Section 6.9:

          (a) Is a special power of attorney coupled with an interest and is irrevocable;

          (b) May be exercised by any attorney-in-fact by listing the Limited Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for the listed Limited Partners; and

          (c) Shall survive the bankruptcy, insolvency, dissolution, or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignment is of the entire interest of the Limited Partner in the Partnership, and the assignee, with the consent of the General Partner, is admitted as a substituted Limited Partner, then the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the attorney-in-fact to effect the substitution.

     6.10. Execution of Documents. All Partners shall, on the request of the General Partner, promptly execute all documents and instruments necessary or helpful in carrying out actions of the Partnership that have been properly authorized.

                                    ARTICLE 7

                              TRANSFER OF INTERESTS

     7.1. Additional Interests. Additional Interests may be created and issued to Persons and to existing Partners, on a unanimous vote of the Partners, on the terms and conditions determined by a Supermajority Vote of the Partners at the time of such creation or issuance. The terms of issuance must specify the applicable Interests to be issued. The provisions of this Section 7.1 shall not apply to Transfers of Interests.

     7.2. Restrictions on Transfer.

          (a) Prohibitions on Transfers of EXCO Partners' Interest. The EXCO Partners shall not Transfer all or part of their Interest without the prior written consent of the Humphrey-Hill Partners, which consent may not be unreasonably withheld, and shall not make any other Transfer of all or part of their Interest except in accordance with the other provisions of this Agreement. Any attempted Transfer of all or part of its Interest by the EXCO Partners, except in accordance herewith, shall be void and ineffectual.

          (b) Prohibitions on Transfers of Humphrey-Hill Partners' Interest. Except as to transfers to a Limited Partner's spouse or children or family trusts established for the benefit of a Limited Partner's


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

spouse and/or children of the age of majority, none of the Humphrey-Hill Partners shall Transfer all or part of their Interest without the prior written consent of the EXCO Partners, which consent may not be unreasonably withheld, and shall not make any other Transfer of all or part of their Interest except in accordance with the other provisions of this Agreement. Any attempted Transfer of all or part of their Interest by the Humphrey-Hill Partners, except in accordance herewith, shall be void and ineffectual.

          (c) Right of First Refusal on Voluntary Transfers. The Partners may Transfer any or all of their Interest (the disposing partner being the "Selling Partner"), subject to the non-disposing partners' (herein, the "Optionee Partners") right of first refusal (whether under this Section or under Section 7.2(d); the "Right of First Refusal"). If a Selling Partner wishes to Transfer any of their Interest as permitted in this Section 7.2(c), then the Selling Partner shall enter into a written agreement (the "Purchase Agreement") with a third party (the "Offeror"), providing for the purchase by the Offeror of all or a portion of the Selling Partner's Interest. Whether or not stated in the Purchase Agreement, the Offeror's right to purchase, and the Selling Partner's right to Transfer, any or all of the Selling Partner's Interest shall be subject to the Optionee Partners' Rights of First Refusal. Not later than the fifth
(5th) day after the execution by the Selling Partner and the Offeror of the Purchase Agreement, the Selling Partner shall deliver a written notice (the "Notice") to the Optionee Partners, notifying the Optionee Partners that the Selling Partner wishes to sell the Selling Partner's Interest and setting forth the amount of the Selling Partner's Interest to be so sold. The Selling Partner shall attach to the Notice a copy of the Purchase Agreement, together with all exhibits and other attachments. If the Purchase Agreement is subject to a financing condition, then (i) the Selling Partner shall attach to the Notice a copy of a letter from a recognized regional or national investment banking firm addressed to the Selling Partner to the effect that such firm believes that there is a substantial likelihood that the Offeror will be able to obtain the financing necessary to satisfy the financing condition and (ii) the Offeror shall covenant in the Purchase Agreement to use commercially reasonable efforts to obtain such financing. The Notice also shall identify the Offeror and any "ultimate parent entity" (or entities) (as that term is defined in the Hart-Scott-Rodino Antitrust Improvements Act) of the Offeror, and all other terms, agreements or understandings with respect to the transaction not otherwise disclosed in the Notice or the Purchase Agreement (and the exhibits and attachments thereto).

     On or before the tenth (10th) business day after the Optionee Partners' receipt of the Notice, the Optionee Partner shall notify the Selling Partner in writing whether the Optionee Partner wishes to exercise its Right of First Refusal. If the Optionee Partner(s) exercises its Right of First Refusal pursuant to this Section 7.2(c), then the Optionee Partner shall purchase all, and not less than all, of the Selling Partner's Interest that was the subject of the Purchase Agreement on the same terms and conditions set forth in the Purchase Agreement.

     If the Optionee Partner exercises its Right of First Refusal pursuant to this Section 7.2(c), then the Optionee Partner shall consummate the purchase of the Selling Partner's Interest not later than the 30th day after the date on which the Optionee Partner delivers notice to the Selling Partner to the effect that the Optionee Partner will exercise its Right of First Refusal pursuant to this Section 7.2(c).

     If the Optionee Partner does not timely notify the Selling Partner that the Optionee Partner will exercise its Right of First Refusal pursuant to this
Section 7.2(c) or if the Optionee Partner notifies the Selling Partner that the Optionee Partner will not exercise its Right of First Refusal pursuant to this
Section 7.2(c), then the Selling Partner may consummate the sale of the applicable Selling Partner's Interest to the Offeror; provided, however, that
(i) the Selling Partner's Interest must be transferred at the same price and on terms and conditions not more favorable to the Offeror than those contained in the Purchase Agreement delivered to the Optionee Partner pursuant to the Notice and (ii) such transaction must be consummated not later than a commercially reasonable time after (x) the Optionee Partner notifies the Selling


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

Partner that the Optionee Partner will not exercise its Right of First Refusal pursuant to this Section 7.2(c) or (y) the expiration of the ten (10)-day period during which the Optionee Partner can give timely notice of the exercise of its Right of First Refusal pursuant to this Section 7.2(c), without the timely delivery by the Optionee Partner of such notice. If the transaction with the Offeror is not consummated in accordance with the immediately-preceding sentence, then no Transfer may occur unless the Selling Partner again offers the Selling Partner's Interest to the Optionee Partner in accordance with the provisions of this Section 7.2(c).

          (d) Right of First Refusal on Prohibited or Involuntary Transfers. If at any time a Selling Partner:

               (i) shall make or enter into a binding agreement to make a Transfer of any Selling Partner's Interest in violation of this Article 7 hereof;

               (ii) shall make an assignment for the benefit of creditors;

               (iii) shall file, or consent to the filing of, a petition under any bankruptcy law or petition for, or consent to, the taking of possession by a trustee, receiver or similar official of any of the Selling Partner's assets;

               (iv) shall be adjudicated or declared as bankrupt or insolvent under any Bankruptcy law;

               (v) shall suffer an attachment, sequestration, foreclosure, turnover order, writ of execution or garnishment, or any other method of seizure to be levied against any of Selling Partner's Interest or any interest therein, which attachment, sequestration, foreclosure, turnover order, writ of execution or garnishment is not otherwise satisfied or terminated prior to the time of the transfer of such Selling Partner's Interest or any interest therein; or

               (vi) shall have any Interest, subjected to Transfer in any other way whatsoever (other than as permitted in this Article 7.

(any of the foregoing being referred to as a "Transfer Event"); then the Selling Partner or its representative, as applicable, shall within five (5) days of such Transfer Event deliver a written notice (the "Transfer Event Notice") to the Optionee Partner, setting forth in reasonable detail the circumstances of such Transfer Event.

     The Transfer Event Notice shall constitute an offer of the entire record and beneficial interest in the Selling Partner's Interest involved in the Transfer Event (the "Offered Interest") for sale to the Optionee Partner at the price and on the terms and conditions set forth in this Section 7.3(d). If the Transfer Event Notice is not delivered to the Optionee Partner, then upon being advised of any such Transfer Event, the Optionee Partner shall notify the Selling Partner or its representative, as applicable, that the Offered Interests are deemed offered to the Optionee Partner. In such case, the Transfer Event Notice shall be deemed received by the Optionee Partner on the date the Optionee Partner mail the above-described notice to the Selling Partner or its representative (as applicable).

     If the Optionee Partner elect to purchase the Offered Interest pursuant to this Section 7.2(d), then the purchase price for such Interest shall be the Agreed Value of such Interest. The Optionee Partner may pay the purchase price for the Offered Interest by delivering to the Selling Partner or its representative (as applicable) a promissory note payable in five (5) equal annual installments and bearing interest at seven percent (7%) per annum.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

     Upon receipt (including in all cases a deemed receipt) of the Transfer Event Notice, the Offered Interest shall be deemed to be offered to the Optionee Partner, which shall have thirty (30) days from the date the Selling Partner receives the Transfer Event Notice to determine whether it wishes to purchase the Offered Interest and to notify Selling Partner or its representative, (as applicable) of such decision. If an Optionee Partner wishes to purchase the Offered Interest, then such purchase shall be consummated not later than the sixtieth (60th) day after the later of (i) the date on which the Independent Appraiser delivers its valuation report or (ii) the date on which the Optionee Partner notifies the Selling Partner or its representative (as applicable) of the Optionee Partner's exercise of its Right of First Refusal pursuant to this
Section 7.2(d).

     If the Optionee Partner elects not to purchase the Offered Interest pursuant to this Section 7.2(d), then such Offered Interest may be disposed of pursuant to the description of the Transfer Event in the Transfer Event Notice; provided, however, such transaction must be consummated within a commercially reasonable time after (i) the Optionee Partner notifies the Selling Partner that the Optionee Partner will not exercise its Right of First Refusal pursuant to this Section 7.2(d) or (ii) the expiration of the thirty (30)-day period during which the Optionee Partner can give timely notice of its exercise of the Right of First Refusal pursuant to this Section 7.2(d), without the timely delivery by the Optionee Partner of such notice; provided further, that the acquiror or recipient of the Selling Partner's Interest involved in the Transfer must first execute and deliver an agreement in a form reasonably acceptable to the General Partner. The Offered Interest must be disposed of at the same price and on terms and conditions no more favorable to the outside purchaser as those contained in the Transfer Event Notice. If such price, terms or conditions are to vary or if the Transfer is not consummated in accordance with the first sentence of this paragraph, then no Transfer may occur unless the Selling Partner or its representative (as applicable) again offers the Offered Interest to the Optionee Partner in accordance with the provisions of this Section 7.2(d).

          (e) Conditions to Transfer; Effective Date. The Partnership may not recognize for any purpose any purported Transfer of all or part of an Interest until the other applicable provisions of this Section 7.2 have been satisfied, the applicable provisions of any other agreement relevant thereto to which the Partnership and any Partner are parties have been complied with and the General Partner has received, on behalf of the Partner, a document (i) executed by both the Partner effecting the Transfer (or if the Transfer is on account of the death, incapacity, or liquidation of the transferor, executed by the transferor's representative) and the Person to whom the Interest or part thereof is Transferred whereby that Person agrees to be bound by this Agreement, (ii) including the notice address of any Person to be admitted to the Partnership as a Partner, (iii) setting forth the Interests, after the Transfer, of the Partner effecting the Transfer and the transferee (which together must total the Interests of the Partner effecting the Transfer before the Transfer), and (iv) containing a representation and warranty that the Transfer was made in accordance with applicable laws and regulations (including securities and tax laws).

     Each Transfer that complies with the provisions of this Section 7.2 is effective as of the day on which the General Partner receives the notification of Transfer and the other requirements of this Article 7 have been met.

          (f) Securities Law Conditions to Transfer. The Partnership may not recognize for any purpose any purported Transfer of all or part of an Interest until the other applicable provisions of this Section 7.2 have been satisfied and the General Partner has received, on behalf of the Partnership, a favorable opinion of legal counsel acceptable to the General Partner to the effect that either (i) the Transfer of the Interests or part thereof subject to the Transfer or admission has been registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (ii) the Transfer or admission is exempt from registration under those laws. The General Partner, however, may waive any or all of the requirements of this Section 7.2(f).


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

          (g) Partnership Expenses Reimbursed by Transferor and Transferee. The Partner effecting a Transfer and any Person admitted to the Partnership in connection therewith shall jointly and severally pay, or reimburse the Partnership for, all out-of-pocket costs incurred by the Partnership in connection with the Transfer or admission (including without limitation the legal fees incurred in connection with the legal opinions referred to in Section 7.2(f) by the tenth (10th) day after the receipt by that Person of the Partnership's invoice for the amount due. If payment is not made by the date due, then the unpaid amount shall accrue interest, at a rate per annum equal to the Maximum Lawful Rate from the date due until the date paid. The Partnership may offset any distributions payable to any Person admitted to the Partnership against any such unpaid amount, together with interest thereon. In such event the withdrawing Partner shall receive a distribution of its interest in kind or as otherwise agreed to by all the Partners.

          (h) Transferor Ceases To Be a Partner. A Partner who Transfers all of his Interest ceases to be a Partner of the Partnership and no longer has the rights or privileges of a Partner.

          (i) Partners May Elect to Adjust Tax Basis. On the Transfer of all or part of an Interest, at the request of the transferee of that Interest, the Partners may cause the Partnership to elect, pursuant to Code Section 754 or the corresponding provisions of subsequent law, to adjust the tax basis of the Partnership properties as provided by Code Sections 734 and 743.

     7.3. Confidentiality. The Partners acknowledge that, from time to time, they may receive information from or concerning the Partnership in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Partnership or Persons with which it does business. In addition to any other obligations of any Partner pursuant to any agreement between the Partnership and such Partner or otherwise, each Partner agrees that it shall hold in strict confidence any such information that it receives concerning the Partnership and may not use or disclose it to any Person other than another Partner, except for disclosures (i) compelled by law (but the Partner must notify the other Partners promptly of any request for that information, before disclosing it, if legal and practicable), (ii) to advisers or representatives of, or lenders to, the Partner or Persons to whom that Partner's Interest may be Transferred as permitted by this Agreement, but only if the recipients have been notified of, and have agreed to be bound by, the provisions of this Section 7.3, or (iii) of information that the Partner also has received from a source independent of the Partnership that the Partner reasonably believes obtained that information without breach of any obligation of confidentiality. The Partners acknowledge that breach of the provisions of this Section 7.3 may cause irreparable injury to the Partnership for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Partners agree that the provisions of this
Section 7.3 may be enforced by injunctive relief for specific performance.

     7.4. Withdrawal. No Partner has the right to withdraw from the Partnership as a Partner other than as permitted by this Agreement; provided, however, that any Partner may withdraw as a Partner at any time after (i) the Partnership has repaid in full the Credit Facility and no Partnership indebtedness remains outstanding or (ii) such Partner has repaid in full all of that Partner's Pro Rata share of the Credit Facility and any other indebtedness of the Partnership attributable to such Partner's Interest and the secured lienholder with respect to any Partnership property has agreed to release its lien as to such Partner's undivided interest or otherwise consented to the withdrawal. In such event the withdrawing Partner shall receive a distribution of its Interest in kind (on an undivided basis) or as otherwise agreed to by all of the Partners. Such withdrawal shall be subject to: (a) balancing of the withdrawing Partner's Capital Account as provided in Section 9.2 by either a cash distribution from or a Capital Contribution to the Partnership prior to the distribution in kind; and
(b) any property distributed to a Partner in kind which is, at the time such property is distributed, subject to a Subsequent Operation which in which there were Non-Participating Partners, shall remain subject to the 300% recovery provided for in Section 3.7(b).


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

                                    ARTICLE 8

                                   DISSOLUTION

     8.1. Causes. The Partnership shall be dissolved on the first to occur of any of the following events, and each Partner hereby expressly waives any right that it might otherwise have to dissolve the Partnership:

          (a) The Partnership has not completed the purchase of the Pecos Properties by March 31, 2000;

          (b) On the election to dissolve the Partnership by a Supermajority Vote of the Partners; or

          (c) An event requiring such action under the Act.

     Nothing contained in this Section 8.1 is intended to grant to a Partner the right to dissolve the Partnership at will (by retirement, resignation, withdrawal or otherwise), or to exonerate a Partner from liability to the Partnership and the remaining Partners if that Partner dissolves the Partnership at will. A dissolution at will of the Partnership is in contravention of this Agreement for purposes of the Act or any successor statute.

     8.2. Reconstitution. If dissolution of the Partnership results from the occurrence of an event described in Section 8.1(a) or Section 8.1(c), then the Partnership may be reconstituted and its business continued pursuant to the Act. If a reconstitution is completed, an appropriate amendment to this Agreement and, if necessary, to the certificate of limited partnership shall be executed and, in the case of the certificate of limited partnership, if necessary, appropriately filed of record. The rights of the remaining Partners after reconstitution, and the rights and liabilities of any Partner wrongfully dissolving the Partnership in contravention of this Agreement, shall be as provided for under the laws of the State of Texas.

     8.3. Interim Manager. If the Partnership is dissolved as a result of an event described in Section 8.1, the General Partner, subject to the Approval of the Partners, may appoint an interim manager of the Partnership, who shall have and may exercise all the rights, powers and duties of the General Partner under this Agreement, until (i) the new General Partner is elected pursuant to Section 6.7, if the Partnership is reconstituted pursuant to Section 8.2, or (ii) a liquidator is appointed by the interim manager subject to the Approval of the Partners, if the Partnership is not reconstituted.

                                    ARTICLE 9

                           WINDING UP AND TERMINATION

     9.1. General. If the Partnership is dissolved and is not reconstituted, then the General Partner shall begin to wind up the Partnership and to liquidate and sell the assets of the Partnership all pursuant to the Act. Subject to
Section 6.3, the General Partner shall determine the time, manner and terms of any sale or sales of Property pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions.

     9.2. Liquidation. In the course of the winding up and terminating of the business and affairs of the Partnership, its assets (other than cash) shall be sold, its liabilities and obligations to creditors and all


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

expenses incurred in its liquidation shall be paid, and all resulting taxable items shall be allocated as provided in Article 4. All Property shall be sold on liquidation of the Partnership, and no Property shall be distributed in kind to the Partners, unless it is distributed in proportion to the amounts that each Partner is due under this Section 9.2. Thereafter, the net proceeds from those sales (after deducting all selling costs and expenses in connection therewith), together with (at the expiration of the one (1)-year period referred to in Section 9.3) the balance in the reserve account referred to in Section 9.3, shall be distributed to the Partners as follows: (i) if necessary, distributions shall first be made to one or more of the Partners until the positive Capital Account balances are Pro Rata; and (ii) subject to Section 9.3, all Partnership assets will be distributed Pro Rata. For purposes of determining each Partner's Capital Account upon liquidation, all changes (increases and decreases) in a Partners' Capital Account resulting from less than all of the Partner's participation in a Subsequent Operation under Section 3.7 shall be disregarded, including, without limitation, increases in a Partner's Capital Account as a result of additional Capital Contributions by the Participating Partners and decreases in a Participating Partner's Capital Account as a result of recovery of the 300% allocation described in Section 3.7(b). If at the time of liquidation the Participating Partners have not yet recovered all of the 300% allocation described in Section 3.7(b), from any Subsequent Operation, the portion of the proceeds of the Purchase Price allocated to such Subsequent Operation in the sale of the well or wells to which such 300% allocation pertains shall first be paid to the Participating Partners until they have recovered such 300% allocation prior to including such proceeds in the reserve account. The documentation of any transaction involving the sale of a well upon which a Subsequent Operation has been performed in which there were Non-participating Partners shall specifically state the portion of the purchase price which is attributable to such Subsequent Operation.

     The General Partner shall use all reasonable efforts to effect complete liquidation of the Partnership within one year after the date on which the Partnership is dissolved. Each holder of an interest in the Partnership shall look solely to the assets of the Partnership for all distributions and shall have no recourse therefor (on dissolution or otherwise) against the Partnership or the other Partners. On the completion of the liquidation of the Partnership and the distribution of all funds of the Partnership, the Partnership shall terminate, and the General Partner shall have the authority to execute and record all documents required to effectuate the dissolution and termination of the Partnership. Distributions pursuant to this Section 9.2 may be made to a trust established for the benefit of the Partners for the purposes of liquidating the Property, collecting amounts owed to the Partnership, and paying contingent or unforeseen liabilities or obligations of the Partnership.

     9.3. Creation of Reserves. After making payment or provision for payment of all fixed and determinable debts and liabilities of the Partnership and all expenses of liquidation, the General Partner may set up, for a period not to exceed one year after the date of dissolution, the cash reserves that the General Partner deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership.

     9.4. Final Accounting. Within a reasonable time following the completion of the liquidation, the General Partner shall supply to the Partners a statement which shall set forth (i) the assets and the liabilities of the Partnership as of the date of complete liquidation, (ii) the distributions to each Partner pursuant to Section 9.2, and (iii) the amount retained as reserves by the General Partner pursuant to Section 9.3.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1. Notices.

          (a) Any notice, notification, demand or request provided or permitted to be given under this Agreement must be in writing and shall have been deemed to have been properly given, unless explicitly stated otherwise, if sent by (i) Federal Express or other comparable overnight courier, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) telecopy during normal business hours to the place of business of the recipient.

          (b) For purposes of all notices, the addresses and telecopy numbers of the Partners are set forth on Exhibit A.

          (c) All notices, notifications, demands or requests so given shall be deemed given and received (i) if mailed, three (3) Business Days after being deposited in the mail; (ii) if sent via overnight courier, the next Business Day after being deposited; or (iii) if telecopied on a Business Day, that day, or if telecopied on a day that is not a Business Day, the next day that is a Business Day.

          (d) Any notice, notification, demand or request delivered by hand delivery or messenger shall be deemed properly given and received when the delivery receipt therefor is signed or initialed by a business employee of any recipient or by an adult resident at the residence of any recipient.

     10.2. Application of Law; Venue. THIS AGREEMENT AND THE APPLICATION OR INTERPRETATION HEREOF, SHALL BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF TEXAS, OTHER THAN AS TO MATTERS OF GOVERNANCE ARISING UNDER THE ACT WHICH SHALL BE GOVERNED BY THE ACT. EXCLUSIVE VENUE FOR ANY ACTION RELATING TO THIS AGREEMENT SHALL BE MAINTAINED IN DALLAS COUNTY, TEXAS. EACH PARTY HEREBY CONSENTS TO PERSONAL JURISDICTION AND SERVICE OF PROCESS IN THE STATE OF TEXAS FOR MATTERS BETWEEN THE PARTIES HERETO THAT ARISE OUT OF THIS AGREEMENT.

     To the extent permitted by applicable law, each Partner hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum,
(iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or
(v) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     10.3. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person or Persons may in the context require. Any reference to the Code or other statutes or laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.

     10.4. References to This Agreement. Unless otherwise expressly stated, references to numbered or lettered articles, sections and subsections herein contained are to articles, sections and subsections of this Agreement. The terms "HEREIN," "HEREOF," "HEREUNDER," "HEREBY," "THIS AGREEMENT" and other similar references shall be construed to mean and include this Amended and Restated Agreement of Limited


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

Partnership and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

     10.5. Amendment. This Agreement may be amended, supplemented or restated only by Approval of the Partners; provided, however that any amendment hereto necessary to effect any matter referred to in Section 6.3 shall require a Supermajority Vote of the Partners.

     10.6. Severability. If any provision of this Agreement or any application of such provision to any Person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     10.7. No Third-Party Beneficiary. This Agreement is made solely and specifically between and for the benefit of the parties hereto and their respective successors and assigns, subject to the expressed provisions hereof relating to successors and assigns. No other Person has any rights, interest, or claims hereunder or is or will be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise unless specifically provided in this Agreement.

     10.8. Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions that any General Partner may take and all determinations that any General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of that General Partner.

     10.9. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective distributees, successors and assigns.

     10.10. Complete Agreement. This Agreement [and the Agreement among Partners] constitutes the complete and exclusive statement of the agreement between the Partners and replaces and supersedes all prior agreements, except for any agreement executed contemporaneously herewith by and among the Partners or any of them contemporaneously herewith. This Agreement supersedes all written and oral statements, and no representation, statement, condition, or warranty not contained in this Agreement shall be binding on the Partners or have any force or effect whatsoever. No Partner has rendered any services to, or on behalf of, any other Partner or the Partnership, and no Partner shall have any rights with respect to any services which might be alleged to have been rendered.

     10.11. Title to Partnership Property. To the extent that Property is held in the name of a Partner, the Property shall be deemed held by that Partner as agent and nominee for and on behalf of the Partnership. Any other property acquired by or standing in the name of any Partner shall be conclusively presumed not to be Property, unless an instrument in writing, signed by such Partner, shall specify to the contrary.

     10.12. Reliance on Authority of Persons Signing Agreement. If a Partner is a Person other than a natural person, the Partnership (i) is not required to determine the authority of the Person signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such Person; (ii) is not required to see to the application or distribution of proceeds paid or credited to Persons signing this Agreement on behalf of such entity; (iii) is entitled to rely on the authority of the Person signing this Agreement with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permitted or required under this Agreement; and (iv) is entitled to rely on the authority of any general partner, joint venturer,


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

manager, co-or successor trustee, or president or vice president (as the case may be), of any such entity the same as if such Person were the Person originally signing this Agreement on behalf of such entity.

          10.13. Partition Rights. No Partner shall have the right to the partition of any Property or to take any action or initiate or prosecute any judicial proceeding for the partition, or the partition and sale, of any Property.

          10.14. Area of Mutual Interest. Should any of the Partners acquire an oil and gas lease or oil, gas and mineral lease or an interest therein, mineral or royalty interests or other rights pertaining to the exploration for and production of oil, gas and other minerals in and under the land which is depicted on the map attached hereto as Exhibit B (such land being hereinafter referred to as the "AMI"), the Partner acquiring such lease, interest or right (the "ACQUIRING PARTNER") shall notify the the Partnership in writing within ten
(10) business days after such acquisition is made, furnishing copies of the instruments evidencing such acquisition and advising the full consideration paid and obligations assumed in connection therewith. The Partnership shall have thirty (30) days from the time it receives such notice within which to purchase such lease, interest or right from the Acquiring Partner by reimbursing the Acquiring Partner for all of its costs, considerations and assuming all obligations of the Acquiring Partner in connection with such acquisition. Failure of the Partnership to exercise its right to purchase within such thirty
(30) day period shall be deemed to be an election not to purchase such lease, interest or right.

          10.15. Agreement in Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE(S) FOLLOW.


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

     IN WITNESS WHEREOF, this Agreement is effective as of the day and year first above written.

                                          SUCCESSOR GENERAL PARTNER:


                                          EXCO RESOURCES, INC.,
                                          a Texas corporation


                                          By: /s/ T.W. EUBANK
                                              ----------------------------------
                                              T.W. Eubank,
                                              President


                                          LIMITED PARTNERS:


                                          TAURUS ACQUISITION, INC.,
                                          a Texas corporation


                                          By: /s/ T.W. EUBANK
                                              ----------------------------------
                                              T.W. Eubank,
                                              President

                                          /s/ J.M. HILL
                                          --------------------------------------
                                          J.M. HILL

                                          /s/ CHARLES B. HUMPHREY
                                          --------------------------------------
                                          CHARLES B. HUMPHREY


                                          HUMPHREY OIL CORPORATION,
                                          a Texas corporation, as resigning
                                          General Partner and as Limited Partner


                                          By: /s/ CHARLES B. HUMPHREY
                                              ----------------------------------
                                              Charles B. Humphrey
                                              President



Agreement of Limited Partnership of
Humphrey-Hill, L.P.

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               HUMPHREY-HILL, L.P.

                          (A TEXAS LIMITED PARTNERSHIP)


                                    EXHIBIT A


1.       Name of Partnership:                      Humphrey-Hill, L.P.

2.       Address, Telephone and Facsimile          c/o EXCO Resources, Inc.
         Number of Principal Office:               5735 Pineland Drive
                                                   Suite 235
                                                   Dallas, Texas 75231
                                                   Telephone:   (214) 368-2084
                                                   Facsimile:   (214) 368-2087

3.       Registered Agent and Office:              Richard E. Miller
                                                   EXCO Resources, Inc.
                                                   5735 Pineland Drive
                                                   Suite 235
                                                   Dallas, Texas 75231
                                                   Telephone:   (214) 368-2084
                                                   Facsimile:   (214) 368-2087

4.       General Partner:                          EXCO Resources, Inc.
                                                   a Texas corporation

         Address, Telephone and Facsimile          5735 Pineland Drive
         Number of Principal Office:               Suite 235
                                                   Dallas, Texas 75231
                                                   Telephone:   (214) 368-2084
                                                   Facsimile:   (214) 368-2087

         Initial Contribution:                     $68,628.00

         Interest in Partnership:                  1% General Partner Interest

         Time of or Events Requiring
         Additional Contribution(s):               As provided in the Partnership Agreement

         Effective Date
         Became Partner:                           March 24, 2000


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

5.       Limited Partner:                          J. M. Hill ("Hill")

         Address, Telephone and Facsimile
         Number of Principal Office:               3500 Oak Lawn Avenue
                                                   Suite 590
                                                   Dallas, Texas 75219

                                                   Telephone: (214) 528-9620
                                                   Facsimile: (214) 528-9621

         Initial Contribution:                     $50,000.00


         After Reevaluation of the
         Property, the Capital Account
         After Admission of
         EXCO Resources, Inc is:                   $1,731,372.00

         Interest in Partnership:                  24.5% Limited Partner Interest

         Time of or Events Requiring
         Additional Contribution(s):               As provided in the Partnership Agreement

         Effective Date                            February 17, 2000
         Became Partner:


6.       Limited Partner:                          Charles B. Humphrey ("Humphrey")

         Address, Telephone and Facsimile
         Number of Principal Office:               3500 Oak Lawn Avenue
                                                   Suite 590
                                                   Dallas, Texas 75219

                                                   Telephone: (214) 528-9620
                                                   Facsimile: (214) 528-9621

         Initial Contribution:                     $47,960.00

         After Reevaluation of the
         Property, the Capital Account
         After Admission of
         EXCO Resources, Inc. is:                  $1,660,607.00

         Interest in Partnership:                  23.5% Limited Partner Interest

         Time of or Events Requiring
         Additional Contribution(s):               As provided in the Partnership Agreement


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

         Effective Date
         Became Partner:                           February 17, 2000


7.       Limited Partner:                          Humphrey Oil Corporation

         Address, Telephone and Facsimile
         Number of Principal Office:               3500 Oak Lawn Avenue
                                                   Suite 590
                                                   Dallas, Texas 75219

                                                   Telephone: (214) 528-9620
                                                   Facsimile: (214) 528-9621

         Initial Contribution:                     $2,040.00

         After Reevaluation of the
         Property, the Capital Account
         After Admission of
         EXCO Resources, Inc. is:                  $70,766.00

         Interest in Partnership:                  1% Limited Partner Interest

         Time of or Events Requiring
         Additional Contribution(s):               As provided in the Partnership Agreement

         Effective Date
         Became Partner:                           February 17, 2000


8.       Limited Partner:                          Taurus Acquisition, Inc. ("Taurus"),
                                                   a Delaware corporation

         Address, Telephone and Facsimile          c/o EXCO Resources, Inc.
         Number of Principal Office:               5735 Pineland Drive
                                                   Suite 235
                                                   Dallas, Texas 75231
                                                   Telephone:      (214) 368-2084
                                                   Facsimile:      (214) 368-2087

         Initial Contribution:                     $3,431,372



         Interest in Partnership:                  50% Limited Partner Interest

         Time of or Events Requiring
         Additional Contribution(s):               As provided in the Partnership Agreement


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

         Effective Date
         Became Partner:                           March 24, 2000


Agreement of Limited Partnership of
Humphrey-Hill, L.P.

                                    EXHIBIT B

                             AREA OF MUTUAL INTEREST



                        [MAP OF AREA OF MUTUAL INTEREST]







Agreement of Limited Partnership of
Humphrey-Hill, L.P.
                                      B - 1